CROSSWALK.COM, INC.
COMPUTATION OF EARNINGS PER SHARE
30-JUN-01                                       THREE MONTHS ENDED JUNE 30, 2001



BASIC EARNINGS PER SHARE:                                             Net Shares     Total     Grant/Purch.      Days
                                                                        Added        Shares        Date      Outstanding
                                                                        -----        ------        ----      -----------
Beginning balance                                                                   7,926,971      04/01/01           91

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                                   45,730      01/01/98           91

Exercise of Stock Options in period:                                       7,500        7,500      05/02/01           60
                                                                           2,500        2,500      05/09/01           53
                                                                          16,250       16,250      05/16/01           46
                                                                           1,500        1,500      05/24/01           38
                                                                           5,000        5,000      06/11/01           20

------------------------------------------------------------------              -------------
End of period                                                                       7,959,721
Days outstanding from beginning of period
------------------------------------------------------------------
Weighted average number of common shares outstanding

Net loss
------------------------------------------------------------------

Net loss per share:  diluted and basic
==================================================================

                                                                           Diluted               Basic
BASIC EARNINGS PER SHARE:                                                 Weighted             Weighted
                                                                           Shares               Shares
                                                                           ------               ------
Beginning balance                                                           721,354,361          721,354,361

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                          4,161,430                    -

Exercise of Stock Options in period:                                            450,000              450,000
                                                                                132,500              132,500
                                                                                747,500              747,500
                                                                                 57,000               57,000
                                                                                100,000              100,000

------------------------------------------------------------------  -------------------  -------------------
End of period                                                               727,002,791          722,841,361
Days outstanding from beginning of period                                            91                   91
------------------------------------------------------------------  -------------------  -------------------
Weighted average number of common shares outstanding                          7,989,042            7,943,312

Net loss                                                                     (1,054,611)          (1,054,611)
------------------------------------------------------------------  -------------------  -------------------

Net loss per share:  diluted and basic                                            (0.13)               (0.13)
==================================================================  ====================  ===================



                                   Exhibit 11                             Page 1

CROSSWALK.COM, INC.
COMPUTATION OF EARNINGS PER SHARE
30-JUN-01                                         SIX MONTHS ENDED JUNE 30, 2001


BASIC EARNINGS PER SHARE:                                          Net Shares       Total     Grant/Purch.       Days
                                                                      Added        Shares         Date       Outstanding
                                                                      -----        ------         ----       -----------
Beginning balance                                                                 7,926,971      01/01/01            181

Grant/Exercise of stock options and purchase warrants:
                                                                                     45,730      01/01/98            181

Exercise of stock options in period:                                    7,500         7,500      05/02/01             60
                                                                        2,500         2,500      05/09/01             53
                                                                       16,250        16,250      05/16/01             46
                                                                        1,500         1,500      05/24/01             38
                                                                        5,000         5,000      06/11/01             20

--------------------------------------------------------------               ----------------------------
End of period                                                                     7,959,721     7,959,721
Days outstanding from beginning of period
--------------------------------------------------------------
Weighted average number of common shares outstanding

Net loss
--------------------------------------------------------------

Net loss per share:  diluted and basic
==============================================================


                                                                     Diluted            Basic
BASIC EARNINGS PER SHARE:                                           Weighted          Weighted
                                                                     Shares            Shares
                                                                     ------            ------
Beginning balance                                                   1,434,781,751     1,434,781,751

Grant/Exercise of stock options and purchase warrants:
                                                                        8,277,130                 -

Exercise of stock options in period:                                      450,000           450,000
                                                                          132,500           132,500
                                                                          747,500           747,500
                                                                           57,000            57,000
                                                                          100,000           100,000

--------------------------------------------------------------  -----------------------------------
End of period                                                       1,444,545,881     1,436,268,751
Days outstanding from beginning of period                                     181               181
--------------------------------------------------------------  ------------------------------------
Weighted average number of common shares outstanding                    7,980,916         7,935,186

Net loss                                                               (2,378,885)       (2,378,885)
--------------------------------------------------------------  ------------------------------------

Net loss per share:  diluted and basic                                      (0.30)            (0.30)
==============================================================  ====================================